                                                                    Exhibit 99.6

                          CHRIS-CRAFT INDUSTRIES, INC.
                          ----------------------------
                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------

                           QUARTER ENDED JUNE 30, 2001
                           ---------------------------


   Condensed Consolidated Balance Sheets                     F-1 - F-2

   Condensed Consolidated Statements of Income               F-3

   Condensed Consolidated Statements of Cash Flows           F-4

   Notes to Condensed Consolidated Financial Statements      F-5 - F-9

                          CHRIS-CRAFT INDUSTRIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
            (In thousands of dollars except share and per share data)
                                   (UNAUDITED)
                      -------------------------------------


                                                    June 30,    December 31,
ASSETS                                                2001         2000
------                                            -----------  ------------
CURRENT ASSETS:
  Cash and cash equivalents                       $ 1,126,436  $   252,514
  Marketable securities (substantially
    all U.S. Government securities)                   525,901    1,192,603
  Income tax refund receivable                         16,252      129,649
  Accounts receivable, net                            100,638      105,595
  Film contract rights                                108,289      121,135
  Prepaid expenses and other current assets            57,944       57,312
                                                  -----------  -----------
    Total current assets                            1,935,460    1,858,808
                                                  -----------  -----------
INVESTMENTS                                            83,534       89,662
                                                  -----------  -----------
FILM CONTRACT RIGHTS, less current portion             96,649       43,978
                                                  -----------  -----------
PROPERTY AND EQUIPMENT, net                            66,418       67,191
                                                  -----------  -----------
INTANGIBLE ASSETS                                     453,802      460,793
                                                  -----------  -----------
OTHER ASSETS                                           43,623       31,777
                                                  -----------  -----------
                                                  $ 2,679,486  $ 2,552,209
                                                  ===========  ===========

LIABILITIES AND SHAREHOLDERS' INVESTMENT
----------------------------------------
CURRENT LIABILITIES:
  Film contracts payable within one year                $   108,940  $   107,913
  Accounts payable and accrued expenses                     139,735      145,976
  Income taxes payable                                       33,475       24,512
                                                        -----------  -----------
    Total current liabilities                               282,150      278,401
                                                        -----------  -----------
FILM CONTRACTS PAYABLE AFTER ONE YEAR                       155,054      101,471
                                                        -----------  -----------
OTHER LONG-TERM LIABILITIES                                  18,053       16,741
                                                        -----------  -----------
MINORITY INTEREST                                           577,335      553,394
                                                        -----------  -----------
COMMITMENTS AND CONTINGENCIES (NOTE 8)
SHAREHOLDERS' INVESTMENT:
  Convertible preferred stock - $1.40 dividend;
   currently authorized 232,397 shares; outstanding
   232,397 and 232,809 shares                                 4,067        4,075
  Class B common stock - par value $.50 per share;
   currently authorized 50,000,000 shares; outstanding
   7,726,045 and 7,832,694 shares                             3,863        3,916
  Common stock - par value $.50 per share; currently
   authorized 100,000,000 shares; outstanding
   27,561,840 and 27,167,559 shares                          14,572       14,375
  Capital surplus                                           502,632      490,001
  Retained earnings                                       1,118,130    1,087,149
  Accumulated other comprehensive income                      3,630        2,686
                                                        -----------  -----------
                                                          1,646,894    1,602,202
                                                        -----------  -----------
                                                        $ 2,679,486  $ 2,552,209
                                                        ===========  ===========

  The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

                          CHRIS-CRAFT INDUSTRIES, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands of dollars except per share data)
                                   (UNAUDITED)
                 -----------------------------------------------

                               Three Months           Six Months
                              Ended June 30,        Ended June 30,
                           --------------------  --------------------
                              2001       2000      2001       2000
                           ---------  ---------  ---------  ---------
OPERATING REVENUES         $ 127,561  $ 138,040  $ 240,371  $ 265,874
                           ---------  ---------  ---------  ---------
OPERATING EXPENSES:
 Television expenses          66,892     62,929    126,709    119,222
 Cost of goods sold            4,456      3,521      8,833      7,004
 Selling, general and
  administrative              44,364     39,294     84,418     78,527
                           ---------  ---------  ---------  ---------
                             115,712    105,744    219,960    204,753
                           ---------  ---------  ---------  ---------
    Operating income          11,849     32,296     20,411     61,121
                           ---------  ---------  ---------  ---------
OTHER INCOME (EXPENSE):
  Interest and other
   income, net                22,023     25,235     49,043     45,768
  Equity loss and other
   related to United
   Paramount Network            -          -          -       (35,696)
                           ---------  ---------  ---------  ---------
                              22,023     25,235     49,043     10,072
                           ---------  ---------  ---------  ---------
    Income before income
     taxes and minority
     interest                 33,872     57,531     69,454     71,193

INCOME TAX PROVISION           3,000     25,300     18,100     31,300
                           ---------  ---------  ---------  ---------
    Income before
     minority interest        30,872     32,231     51,354     39,893

MINORITY INTEREST            (14,142)   (11,842)   (20,211)   (16,569)
                           ---------  ---------  ---------  ---------
    Net income             $  16,730  $  20,389  $  31,143  $  23,324
                           =========  =========  =========  =========
Earnings per share:
  Basic                    $    0.47  $    0.58  $    0.88  $    0.66
                           =========  =========  =========  =========
  Diluted                  $    0.38  $    0.46  $    0.70  $    0.53
                           =========  =========  =========  =========

  The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

                          CHRIS-CRAFT INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands of dollars)
                                   (UNAUDITED)
                 -----------------------------------------------
                                                       Six Months
                                                     Ended June 30,
                                                ---------------------
                                                    2001       2000
                                                ----------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                     $   31,143  $  23,324
 Adjustments to reconcile net income to net
  cash provided from operating activities:
    Film contract payments                         (54,966)   (53,907)
    Film contract amortization                      67,949     49,733
    Programming/investment write down                5,050     10,000
    Depreciation and other amortization             12,790     12,981
    Equity loss and other related to
      United Paramount Network                        -        35,696
    Minority interest                               20,211     16,569
    Other                                           (4,448)    (7,163)
    Changes in assets and liabilities:
      Accounts receivable                            4,957     (2,303)
      Other assets                                   3,372    (10,125)
      Accounts payable and other liabilities        (2,707)      (439)
      Income taxes                                 107,759    (20,346)
                                                ----------  ---------
           Net cash provided from
            operating activities                   191,110     54,020
                                                ----------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Disposition of marketable securities, net         679,267    137,359
 Investment in United Paramount Network               -       (25,875)
 Other investments                                  (7,388)    (6,442)
 Capital expenditures, net                          (5,026)    (8,462)
 Other                                                  (4)       (12)
                                                ----------  ---------
           Net cash provided from
            investing activities                   666,849     96,568
                                                ----------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Capital transactions of subsidiaries                4,604     (8,997)
 Proceeds from option exercises                     11,564      3,830
 Other                                                (205)      (201)
                                                ----------  ---------
           Net cash provided from (used in)
            financing activities                    15,963     (5,368)
                                                ----------  ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS          873,922    145,220

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD     252,514    119,427
                                                ----------  ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD        $1,126,436  $ 264,647
                                                ==========  =========

  The accompanying notes to condensed consolidated financial statements are an integral part of these statements.

                          CHRIS-CRAFT INDUSTRIES, INC.
                          ----------------------------
        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
        ----------------------------------------------------------------


1.   PRINCIPLES OF CONSOLIDATION:

     The accompanying condensed consolidated financial statements include the accounts of Chris-Craft Industries, Inc. and its subsidiaries ("Chris-Craft"), including Chris-Craft's majority owned (80.0% at June 30, 2001) television broadcasting subsidiary, BHC Communications, Inc., and BHC's majority owned (57.6% at June 30, 2001) subsidiary, United Television, Inc. (UTV). The pro rata interests of BHC and UTV minority shareholders in the net income of the respective companies are reflected in minority interest in the accompanying condensed consolidated statements of income. The minority shareholders' interests in the net assets of BHC and UTV are reflected as minority interest in the accompanying condensed consolidated balance sheets. Intercompany accounts and transactions have been eliminated. Effective July 31, 2001, Chris-Craft was acquired by The News Corporation Limited ("News Corp.")(see Note 11).

     The financial information included herein has been prepared by Chris-Craft, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, Chris-Craft believes that the disclosures herein are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the financial statements and the notes thereto included in Chris-Craft's latest annual report on Form 10-K. The information furnished reflects all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods. The results for these interim periods are not necessarily indicative of results to be expected for the full year, due to seasonal factors, among others.

2.   MARKETABLE SECURITIES:

     All of Chris-Craft's marketable securities have been categorized as available-for-sale and are carried at fair market value. Since marketable securities are available for current operations, all are included in current assets.

     At June 30, 2001, Chris-Craft's marketable securities consisted of U.S. Government securities, which had a cost of $510,352,000 and a fair value of $511,994,000, and equity securities, which had a cost of $8,324,000 and a fair value of $13,907,000. The difference between aggregate cost and fair value of $7,225,000 ($3,630,000, net of income taxes and minority interests) is reflected as an increase to shareholders' investment in the accompanying condensed consolidated balance sheet. Of the investments in U.S. Government securities, 97% mature within one year and all within 15 months.

     At December 31, 2000, Chris-Craft's marketable securities consisted of

U.S. Government securities, which had a cost of $1,091,231,000 and a fair value of $1,092,975,000, and equity securities, which had a cost of $95,909,000 and a fair value of $99,628,000. The difference between aggregate cost and fair value of $5,463,000 ($2,686,000, net of income taxes and minority interests) is reflected as an increase to shareholders' investment in the accompanying condensed consolidated balance sheet.

3.   UNITED PARAMOUNT NETWORK AND OTHER INVESTMENTS:

     In July 1994, BHC, along with Viacom Inc.'s Paramount Television Group, formed the United Paramount Network, a broadcast television network which premiered in January 1995. BHC owned 100% of UPN from its inception through January 15, 1997, when Viacom completed the exercise of its option to acquire a 50% interest in UPN, and, accordingly, BHC and Viacom thereafter shared equally in UPN's losses and funding requirements. On March 31, 2000, BHC sold its remaining 50% interest in UPN to Viacom. As a result of the sale, BHC has no further ownership interest in the network or obligation to fund UPN's operations. Equity loss and other related to United Paramount Network in the accompanying income statements totaled $35,696,000 for the six months ended June 30, 2000 and includes equity loss in UPN of $22,574,000, loss on sale of BHC's interest in UPN of $11,347,000, and related expenses of $1,775,000.

     Also included in Investments on the accompanying condensed consolidated balance sheets are Chris-Craft's other investments which it considers long-term. In June 2001, Chris-Craft recorded an impairment charge of $5 million related to these investments.

4.   SHAREHOLDERS' INVESTMENT:

     During the six months ended June 30, 2001, 106,649 shares of Class B common stock were converted into 106,649 shares of common stock, and 412 shares of $1.40 convertible preferred stock were converted into 14,797 shares of common stock. In addition, 272,835 shares of common stock were issued upon exercise of stock options. As of June 30, 2001, 586,602 shares of common stock remained authorized for purchase by Chris-Craft; however, Chris-Craft's merger agreement with News Corp. (see Note 11) prohibits any such purchases while the agreement is in effect.

     As of June 30, 2001, shares of Chris-Craft's authorized but unissued common stock were reserved for issuance as follows:

                                                         Shares
                                                       ----------
    Conversion of Class B common stock                  7,726,045
    Conversion of $1.40 convertible preferred stock     8,349,859*
    Stock options (including options
       outstanding for 3,356,551 shares)                3,356,551
                                                       ----------
                                                       19,432,455
                                                       ==========
         *Including Class B common shares.

5.   COMPREHENSIVE INCOME:

     Other comprehensive income includes only unrealized gains and losses on marketable securities classified as available-for-sale (see Note 2), net of a reclassification adjustment for gains included in net income. Comprehensive income is as follows (in thousands):

                                           Three Months      Six Months
                                               Ended            Ended
                                              June 30,         June 30,
                                         ----------------  ----------------
                                           2001     2000     2001    2000
                                         -------  -------  -------  -------
Net income                               $16,730  $20,389  $31,143  $23,324
Other comprehensive income
 (loss), net of taxes and
  minority interests                         166   (1,782)     944     (256)
                                         -------  -------  -------  -------
Comprehensive income                     $16,896  $18,607  $32,087  $23,068
                                         =======  =======  =======  =======

6.   CAPITAL TRANSACTIONS OF SUBSIDIARIES:

     Since April 1990, BHC's Board of Directors has authorized the purchase of up to 7,081,087 Class A common shares. Through December 31, 1998, 6,895,590 shares were purchased for a total cost of $516.5 million. No additional shares have been purchased by BHC since December 31, 1998 and, at June 30, 2001, 185,497 Class A common shares remained authorized for purchase. From January 1, 1999 through June 30, 2001, UTV purchased 8,400 of its common shares at an aggregate cost of $828,000. No shares were purchased by UTV during the six months ended June 30, 2001. BHC's and UTV's merger agreements with News Corp. (see Note 11) prohibit any such purchases while the agreements are in effect.

     Such purchases, together with proceeds from the exercise of UTV stock options, BHC's special $2.00 per share dividend in 2000 and UTV's $.50 per share dividend in 2000, are reflected in capital transactions of subsidiaries in the accompanying condensed consolidated statements of cash flows, net of intercompany eliminations and minority interests.

7.   INCOME TAXES:

     In May 2001, UTV and the Internal Revenue Service settled for $10.6 million, including $3.8 million of interest through June 30, 2001, UTV's previously denied claim for a refund for capital losses generated in 1993. In addition, at that time, UTV also recorded a reversal of $4.8 million of Federal and state tax liabilities accrued in prior years.

8.   COMMITMENTS AND CONTINGENCIES:

     Commitments of Chris-Craft's television stations for film contracts entered into but not available for broadcasting at June 30, 2001 aggregated approximately $188.4 million, including $88.7 million applicable to UTV.

     As set forth in Note 9 of Notes to Consolidated Financial Statements in Chris-Craft's 2000 Annual Report on Form 10-K, Chris-Craft has been named as a defendant (or a "potentially responsible party") in certain actions seeking recovery for environmental damage allegedly related to (i) the activities (discontinued since 1983) of 50% owned Montrose Chemical Corporation of California ("Montrose California") and (ii) the activities of Montrose Chemical Co., a predecessor company to Chris-Craft. Chris-Craft does not presently consider liability to be "probable" in any of the Montrose California related matters and is unable to determine at this stage if it could have any liability regarding Montrose Chemical Co. Accordingly, no amount has been reserved in Chris-Craft's financial statements relating to these matters.

     In April 1999, a jury awarded damages totaling $7.3 million (approximately $9 million including interest and legal fees through June 30,

2001) to a former WWOR employee who filed suit alleging discrimination by the station. The station and its counsel believed the award to be unjustified and filed an appeal. On June 13, 2001 the Appellate Division of the New Jersey Superior Court reversed and vacated the trial court's judgment. On September 17, 2001 the New Jersey Supreme Court denied certiorari of the plaintiff's appeal of the reversal. The case is currently scheduled for retrial beginning on January 14, 2002. It is not possible to reasonably estimate the amount, if any, which ultimately will be paid. Accordingly, no amount has been reserved in Chris-Craft's financial statements relating to this matter.

     UTV remains obligated for possible future consideration relating to the 1999 purchase of WRBW in Orlando, Florida, of up to $25 million.

     Contingent fees due upon the completion of the merger and other merger related liabilities were approximately $97.9 million and were paid in July 2001 (see Note 11).


9.   EARNINGS PER SHARE:

     Computations of earnings per share are as follows (in thousands of dollars except per share amounts):

                                   Three Months               Six Months
                                  Ended June 30,            Ended June 30,
                             ------------------------  ------------------------
                                 2001         2000         2001         2000
BASIC:                       -----------  -----------  -----------  -----------
------
Weighted average common
 and Class B common
 shares outstanding           35,186,122   34,883,064   35,106,579   34,851,911
                             ===========  ===========  ===========  ===========
Net income                   $    16,730  $    20,389  $    31,143  $    23,324
Less:  Preferred
  stock dividends                    (81)        (100)        (163)        (200)
                             -----------  -----------  -----------  -----------
Income available to
 common shareholders         $    16,649  $    20,289  $    30,980  $    23,124
                             ===========  ===========  ===========  ===========
Basic earnings
 per share                   $      0.47  $      0.58  $      0.88  $      0.66
                             ===========  ===========  ===========  ===========
DILUTED:
--------
Weighted average common
 and Class B common
 shares outstanding           35,186,122   34,883,064   35,106,579   34,851,911
Assumed conversion of
 $1.40 preferred stock         8,351,655    8,411,442    8,354,386    8,415,681
Assumed exercise of
 stock options                   902,806      684,117      925,889      764,364
                             -----------  -----------  -----------  -----------
Total shares used
 in computation               44,440,583   43,978,623   44,386,854   44,031,956
                             ===========  ===========  ===========  ===========

Income available to
 common shareholders         $   16,649  $   20,289  $   30,980  $   23,124
Convertible preferred
 stock dividend                      81          81         163         163
Dilution of UTV net
 income from UTV
 stock options                      (21)        (16)        (31)        (30)
                             ----------  ----------  ----------  ----------
Income available
 assuming dilution           $   16,709  $   20,354  $   31,112  $   23,257
                             ==========  ==========  ==========  ==========
Diluted earnings
 per share                   $     0.38  $     0.46  $     0.70  $     0.53
                             ==========  ==========  ==========  ==========

10.  SEGMENT REPORTING:

     Chris-Craft has two reportable segments, the Television Division and the Industrial Division.

     Operating revenues and operating income for the second quarter and the six months ended June 30, 2001 and 2000 are as follows (in thousands):



                               Operating Revenues         Operating Income
                               ------------------        ------------------
                                 2001      2000            2001      2000
 Second Quarter                --------  --------        --------  --------
  Television Division          $120,406  $132,299        $ 17,931  $ 36,169
  Industrial Division             7,155     5,741           1,346     1,063
  Corporate and other              -         -             (7,428)   (4,936)
                               --------  --------        --------  --------
                               $127,561  $138,040        $ 11,849  $ 32,296
                               ========  ========        ========  ========


                               Operating Revenues         Operating Income
                               ------------------        ------------------
                                 2001      2000            2001      2000
 Six months                    --------  --------        --------  --------
  Television Division          $226,509  $254,265        $ 30,006  $ 69,112
  Industrial Division            13,862    11,609           2,480     2,368
  Corporate and other              -         -            (12,075)  (10,359)
                               --------  --------        --------  --------
                               $240,371  $265,874        $ 20,411  $ 61,121
                               ========  ========        ========  ========


11.  SUBSEQUENT EVENT:

     As reported in Chris-Craft's Current Report on Form 8-K, dated August 23, 2000, Chris-Craft, BHC, and UTV have each agreed to be acquired by News Corp. for consideration consisting of cash and News Corp. preferred American Depositary Receipts. Subject to limitations set forth in the respective merger agreements, Chris-Craft, BHC and UTV shareholders may elect to receive the consideration as all cash, all stock or a combination thereof. The transaction was completed in July 2001 and the related contingent fees and severance were paid in July 2001 (see Note 8).